UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : June 22, 2005

Encysive Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20117	13-3532643

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4848 Loop Central Drive, Suite 700, Houston, Texas (Address of principal executive offices)	77081 (Zip Code)

Registrant’s telephone number, including area code: 713-796-8822

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

     On June 22, 2005, Encysive held a conference in New York City, New York to discuss the Company’s research and development programs. The audio and the visual materials were simultaneously webcast over the internet during the conference. During the conference, the Company discussed several forward-looking events.

1.	The Company’s next clinical candidates may be an intravenous or oral vasoactive antagonist for specialist market diseases and an oral antagonist for an inflammatory disease target. The Company expects to file two investigational new drug applications during 2006.

2.	The Company has intravenous and oral formulations available for both Thelin™ (sitaxsentan sodium) and TBC3711. In addition to being more potent and selective than Thelin™, TBC3711 has demonstrated an improved metabolic profile pre-clinically.

3.	In STRIDE-3, an ongoing open-label safety study of Thelin™, 700 plus patients have been enrolled including over 140 patients that have previously failed the oral drug bosentan.

4.	The Company presented a pipeline chart of its development program that included planned clinical development work for Thelin™ in interstitial lung disease and two undisclosed disease targets. Additionally, the Company intends to conduct clinical development work with an oral form of TBC3711 in pulmonary arterial hypertension (“PAH”) and to conduct initial human testing with an intravenous form of TBC3711. The Company also stated that it has three pre-clinical compounds in development for undisclosed disease targets.

5.	The Company stated that it anticipates starting new clinical trials as follows:

a.	Thelin™

i.	Interstitial lung disease — fourth quarter 2005

ii.	Undisclosed chronic indication — fourth quarter 2005

iii.	Pulmonary arterial hypertension profiling studies in such indications as PAH related to human immunodeficiency virus (“HIV”), a combination trial with prostacyclins, PAH related to sickle cell disease and chronic thromboembolic pulmonary hypertension — 2005

iv.	Thelin™ in combination with Sildenafil — 2006

b.	TBC3711

i.	Oral pulmonary arterial hypertension — fourth quarter 2005

ii.	Intravenous Phase I — 4Q 2005

c.	A Phase II acute trial with an intravenous form of Thelin™ or TBC3711 - first half 2006

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCYSIVE PHARMACEUTICALS INC. (Registrant)
Date: June 22,005	/s/ Stephen L. Mueller
Stephen L. Mueller
Vice President, Finance and Administration Secretary and Treasurer